UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
PENWEST PHARMACEUTICALS CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Investors:	Media:
MacKenzie Partners	Kekst and Company
Mark Harnett	Caroline Gentile
Laurie Connell	Donald C. Cutler
(212) 929-5500	(212) 521-4800
RISKMETRICS CHANGES VOTE RECOMMENDATION IN PENWEST PROXY CONTEST
ISSUES “PROXY ALERT” ADVISING SHAREHOLDERS TO VOTE ON THE WHITE
COMPANY PROXY CARD FOR TWO INCUMBENT DIRECTORS
Maintains Conclusion that Turning Over Control to Tang-Edelman Is Not Warranted
PATTERSON, NY, June 14, 2010 — RiskMetrics Group, a leading independent proxy advisory firm, today issued an important vote recommendation change in connection with the June 22 annual meeting of Penwest Pharmaceuticals Co. (Nasdaq: PPCO), the Company announced today.
RiskMetrics is now recommending that shareholders vote their Penwest shares on the Company’s WHITE proxy card and vote for two of the Company’s nominees — Jennifer Good, President and CEO, and Christophe Bianchi. It recommended that shareholders withhold votes from Paul Freiman, Chairman.
RiskMetrics continues to conclude that turning over control of Penwest’s Board of Directors to the Tang-Edelman group is not warranted.
On Friday, RiskMetrics had recommended that shareholders vote on Tang-Edelman’s Gold proxy card for one Tang-Edelman nominee. However, RiskMetrics said that it changed its recommendation in recognition of the fact that voting on the Gold card could result in “the unintended outcome of the dissidents getting majority representation on the board.”
If shareholders have any questions on how to vote the WHITE card, they should call MacKenzie Partners at 800-322-2885 for additional information.
About Penwest Pharmaceuticals
Penwest is a drug development company focused on identifying and developing products that address unmet medical needs, primarily for rare disorders of the nervous system. Penwest is currently developing A0001, or a-tocopherolquinone, a coenzyme Q10 analog demonstrated to improve mitochondrial function in-vitro. Penwest is also applying its drug delivery technologies and drug formulation expertise to the formulation of our collaborators’ product candidates under licensing collaborations.
Penwest Forward-Looking Statements
The matters discussed herein contain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which may cause the actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” “appears,” “estimates,” “projects,” “targets,” “may,” “could,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include the following: the timing of clinical trials, such as the Phase IIa clinical trials referenced above, and risks related to patient enrollment; risks relating to the commercial success of Opana ER, including our reliance on Endo Pharmaceuticals Inc. for the commercial success of Opana ER, risks of generic competition and risks that Opana ER will not generate the revenues anticipated; the need for capital; regulatory risks relating to drugs in development, including the timing and outcome of regulatory submissions and regulatory actions with respect to A0001; whether the results of clinical trials will be indicative of the results of future clinical trials and will warrant further clinical trials, warrant submission of an application for regulatory approval of, or warrant the regulatory approval of, the product that is the subject of the trial; whether the patents and patent applications owned by us will protect the Company’s products and technology; actual and potential competition; and other risks as set forth under the caption Risk Factors in Penwest’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010, which risk factors are incorporated herein by reference.
The forward-looking statements contained in this press release speak only as of the date of the statements made. Penwest disclaims any intention or obligation to update any forward-looking statements, and these statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.
TIMERx is a registered trademark of Penwest. All other trademarks referenced herein are the property of their respective owners.
INFORMATION CONCERNING PARTICIPANTS
Information required to be disclosed with regard to the Company’s directors, director nominees, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be “participants” in the Company’s solicitation of proxies from its shareholders in connection with its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) may be found in the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Shareholders, as filed with the SEC on May 17, 2010 (the “2010 Proxy Statement”). Security holders may obtain a free copy of the 2010 Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. Security holders may also obtain a free copy of these documents by writing the Company at: Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 2981 Route 22, Suite 2, Patterson, New York 12563.
We have circulated a WHITE proxy card together with the 2010 Proxy Statement. We urge shareholders to vote FOR our nominees on the WHITE proxy card and not to sign or return a gold or other colored proxy card to the Company.